

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the
Registrant's consolidated financial statements for the year ended September 30,
1995 filed as part of the Registrant's Form 10-K for the year ended September
30, 1995 and is qualified in its entirety by reference to such Form 10-K
</LEGEND>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US Dollars

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              SEP-30-1995
<PERIOD-START>                                 OCT-01-1994
<PERIOD-END>                                   SEP-30-1995
<EXCHANGE-RATE>                                1
<CASH>                                         6,189
<SECURITIES>                                   0
<RECEIVABLES>                                  489,486
<ALLOWANCES>                                   8,611
<INVENTORY>                                    151,190
<CURRENT-ASSETS>                               0
<PP&E>                                         133,136
<DEPRECIATION>                                 31,378
<TOTAL-ASSETS>                                 782,640
<CURRENT-LIABILITIES>                          241,805
<BONDS>                                        198,812
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       11,086
<OTHER-SE>                                     307,322
<TOTAL-LIABILITY-AND-EQUITY>                   782,640
<SALES>                                        741,521
<TOTAL-REVENUES>                               821,412
<CGS>                                          543,320
<TOTAL-COSTS>                                  721,409
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               2,109
<INTEREST-EXPENSE>                             24,897
<INCOME-PRETAX>                                72,997
<INCOME-TAX>                                   26,374
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   46,623
<EPS-PRIMARY>                                  1.97
<EPS-DILUTED>                                  1.97

In June 1995, Oakwood acquired Destiny Industries, Inc. a subchapter S Corporation whose earnings were includable in the tax returns of its shareholders. Consequently, Destiny's financial statements did not reflect a provision for income taxes prior to its acquisition by the Company. Income taxes and net income above are on a historical basis, however, EPS is only presented on a proforma basis (assuming Destiny's results had been includable in the Company's tax returns) as historical EPS is not meaningful. Proforma taxes and net income were $27,679 and $45,318, respectively.



